PO Box 84013
Columbus GA 31908-4013
Tel. 800.784.5566

FORM OF MASTER SERVICER CERTIFICATION

Re: GreenPoint Mortgage Funding Trust 2005-HE3
Asset Backed Notes, Series 2005-HE3

I, Michael DeFrancesco, the senior officer of GreenPoint Mortgage Funding, Inc. certify that:

(i) I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Lehman ABS Corporation (the "Registrant");

(ii) Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

(iii) Based on my knowledge, the distribution of servicing information required to be provided to the Administrator by the Master Servicer under the Transfer and Servicing Agreement is included in these reports;

(iv) Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the Administrator in accordance with the terms of the Transfer and Servicing Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the servicing agreement; and

(v) The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, dated August 1, 2005 (the "Transfer and Servicing Agreement"), among the Registrant as depositor, GreenPoint Mortgage Funding Trust 2005-HE3, as Issuer, the Master Servicer and LaSalle Bank National Association as Indenture Trustee.

GreenPoint Mortgage Funding, Inc., as Master Servicer

By: /s/ Michael D. Francesco
Michael DeFrancesco
Senior Vice President, Loan Administration